AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) duly established a G Class of shares for the series of shares titled Focused International Growth Fund; (ii) duly eliminated the T Class of shares for the series of shares titled Emerging Markets Fund; (iii) duly approved the merger of International Discovery Fund into the International Opportunities Fund and duly approved the management fee changes for International Opportunities; and (iv) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation, the Corporation had the authority to issue Nine Billion (9,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Nine Billion (9,000,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Ninety Million Dollars ($90,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Ninety Million Dollars ($90,000,000).

SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fourteen (14) series of stock and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	1,150,000,000	$11,500,000
	I	80,000,000	800,000
	A	70,000,000	700,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000
	R5	20,000,000	200,000
	Y	25,000,000	250,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Discovery Fund	Investor	340,000,000	$3,400,000
	I	50,000,000	500,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	Y	25,000,000	250,000

Emerging Markets Fund	Investor	1,150,000,000	$11,500,000
	I	1,100,000,000	11,000,000
	A	80,000,000	800,000
	C	45,000,000	450,000
	R	30,000,000	300,000
	R6	190,000,000	1,900,000
	R5	30,000,000	300,000
	T	10,000,000	100,000
	Y	25,000,000	250,000

Global Growth Fund	Investor	385,000,000	$3,850,000
	I	50,000,000	500,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000
	R5	20,000,000	200,000
	Y	25,000,000	250,000

International Opportunities Fund	Investor	180,000,000	$1,800,000
	I	50,000,000	500,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000

International Value Fund	Investor	50,000,000	$500,000
	I	40,000,000	500,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	70,000,000	700,000

NT Emerging Markets Fund	G	400,000,000	$4,000,000

NT International Growth Fund	G	855,000,000	$8,550,000

NT International Value Fund	Investor	290,000,000	$2,900,000
	G	710,000,000	7,100,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
NT International Small-Mid Cap Fund	Investor	80,000,000	$800,000
	G	140,000,000	1,400,000

Emerging Markets Small Cap Fund	Investor	50,000,000	$500,000
	I	30,000,000	300,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

Global Small Cap Fund	Investor	50,000,000	$500,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

Focused International Growth Fund	Investor	50,000,000	$500,000
	I	35,000,000	350,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

NT Non-U.S. Intrinsic Value Fund	Investor	50,000,000	500,000
	G	50,000,000	500,000
SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Nine Billion (9,000,000,000) shares of the Nine Billion (9,000,000,000) shares of authorized capital stock of the Corporation among the thirteen (13) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	1,150,000,000	$11,500,000
	I	70,000,000	700,000
	A	70,000,000	700,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000
	R5	20,000,000	200,000
	Y	30,000,000	300,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Emerging Markets Fund	Investor	1,100,000,000	$11,000,000
	I	900,000,000	9,000,000
	A	80,000,000	800,000
	C	40,000,000	400,000
	R	30,000,000	300,000
	R6	280,000,000	2,800,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Global Growth Fund	Investor	385,000,000	$3,850,000
	I	40,000,000	400,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	20,000,000	200,000
	Y	20,000,000	200,000

International Opportunities Fund	Investor	340,000,000	$3,400,000
	I	80,000,000	800,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000

International Value Fund	Investor	40,000,000	$400,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	45,000,000	450,000

NT Emerging Markets Fund	G	425,000,000	$4,250,000

NT International Growth Fund	G	900,000,000	$9,000,000

NT International Value Fund	Investor	230,000,000	$2,300,000
	G	800,000,000	8,000,000

NT International Small-Mid Cap Fund	Investor	110,000,000	$1,100,000
	G	270,000,000	2,700,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Emerging Markets Small Cap Fund	Investor	40,000,000	$400,000
	I	30,000,000	300,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Global Small Cap Fund	Investor	40,000,000	$400,000
	I	25,000,000	250,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Focused International Growth Fund	Investor	50,000,000	$500,000
	I	30,000,000	300,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	G	40,000,000	400,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

NT Non-U.S. Intrinsic Value Fund	Investor	130,000,000	1,300,000
	G	300,000,000	3,000,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH: These Articles of Amendment shall become effective at the close of business on March 22, 2019.

IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 7th day of March, 2019.

ATTEST:		AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: March 7, 2019	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President